UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 21, 2005
QUALCOMM INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	000-19528	95-3685934

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5775 Morehouse Drive, San Diego, CA	92121

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (858) 587-1121
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On February 23, 2005, the Compensation Committee of the Board of Directors of QUALCOMM Incorporated (the “Company”) authorized the preparation and adoption of an amendment to the Company’s Executive Retirement Contribution Plan which would provide that non-employee directors are eligible to participate in such plan. This plan, amended and restated on October 21, 2005 as the Voluntary Executive Retirement Contribution Plan, provides that eligible participants, including selected management employees and non-employee directors, may elect to defer the receipt of certain cash compensation (including director retainers and meeting fees) otherwise owed to the individual to a future date selected by the participant or in connection with a change in control, the participant’s disability or the participant’s termination of service.
     Amounts credited to participants’ accounts include gains or losses attributable to the deemed investment in one or more deemed investment options offered by the Company. The amounts credited to a participant’s account under the plan represent an obligation of the Company to make payments to the participant at some time in the future.
     The preceding summary description is qualified in its entirety by reference to the terms of the Voluntary Executive Retirement Contribution Plan, which is attached as Exhibit 99.1 to this report.
Item 9.01 Financial Statements and Exhibits.
     (a) Not applicable.
     (b) Not applicable.
     (c) Exhibits.
          99.1 Voluntary Executive Retirement Contribution Plan, as amended
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated

(Registrant)

Date October 26, 2005
By: /s/ Daniel L. Sullivan, Ph.D.

Daniel L. Sullivan, Ph.D.
Executive Vice President, Human Resources

Exhibit Index

Exhibit	Description
99.1	Voluntary Executive Retirement Contribution Plan, as amended